Exhibit 21.1

LIST OF SUBSIDIARIES OF NGL ENERGY PARTNERS LP

Subsidiary	Jurisdiction of Organization
NGL Energy Operating LLC	Delaware
Hicksgas, LLC	Delaware
NGL Supply, LLC	Delaware
NGL Gateway Terminals, Inc.	Ontario
NGL Supply Retail, LLC	Delaware
NGL Supply Terminal Company, LLC	Delaware
NGL Supply Wholesale, LLC	Delaware
Osterman Propane, LLC	Delaware
NGL-NE Real Estate, LLC	Delaware
NGL-MA Real Estate, LLC	Delaware
NGL-MA, LLC	Delaware
Atlantic Propane LLC (1)	Oklahoma
NGL Hutch, LLC	Delaware
High Sierra Energy GP, LLC	Colorado
High Sierra Energy, LP	Delaware
High Sierra Energy Shared Services, LLC	Colorado
High Sierra Energy Operating, LLC	Colorado
High Sierra Compression, LLC	Colorado
High Sierra SERTCO, LLC (2)	Colorado
High Sierra Energy Marketing, LLC	Colorado
Centennial Energy, LLC	Colorado
Centennial Gas Liquids, ULC	Alberta
High Sierra Crude Oil & Marketing, LLC	Colorado
Andrews Oil Buyers, Inc.	Texas
Petro Source Products, LLC	Texas
Petro Source Terminals, LLC	Texas
High Sierra Canada Holdings, LLC	Colorado
High Sierra Energy Canada ULC	Alberta
High Sierra Transportation, LLC	Colorado
High Sierra Marine, LLC	Texas
High Sierra Water Holdings, LLC	Colorado
High Sierra Water Services, LLC	Colorado
AntiCline Disposal, LLC	Wyoming
High Sierra Water Services Midcontinent, LLC	Oklahoma
High Sierra Water Permian, LLC	Colorado
Greensburg Oilfield, LLC	Colorado
High Sierra Water-Eagle Ford, LLC	Delaware
Indigo Injection #3-1, LLC (3)	Delaware
NGL Energy Finance Corp	Delaware
Gavilon, LLC	Delaware
Lotus Oilfield Services, LLC	Texas
NHG Investments, LLC	Colorado
E Energy Adams, LLC (4)	Nebraska
Gavilon Midstream Energy, LLC	Delaware
Gavilon Pipeline and Storage, LLC	Oklahoma
Gavilon Oil Tanks and Terminals, LLC	Oklahoma
Gavilon Energy Holdings II, LLC	Delaware
Glass Mountain Pipeline, LLC (5)	Delaware
NGL Shipping and Trading, LLC	Delaware
Gavilon Energy Logistics, LLC	Delaware

(1)         NGL Energy Partners LP owns a 60% member interest in Atlantic Propane LLC.

(2)         NGL Energy Partners LP owns an 80% member interest in High Sierra SERTCO, LLC.

(3)         NGL Energy Partners LP owns a 75% member interest in Indigo Injection #3-1, LLC.

(4)         NGL Energy Partners LP owns an 11% member interest in E Energy Adams, LLC.

(5)         NGL Energy Partners LP owns a 50% member interest in Glass Mountain Pipeline, LLC.